UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

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Kforce Inc.
(Exact name of registrant as specified in its charter)

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FLORIDA	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On January 9, 2017, Kforce Inc. (“Kforce”) increased the size of its Board of Directors to 11 people and appointed Randall Mehl to the vacancy created by this increase. Mr. Mehl will serve on the Board effective immediately and will stand for election to the Board, as a Class III Director, at Kforce’s annual meeting of shareholders this year.
Mr. Mehl is President and Chief Investment Officer of Stewardship Capital Advisors, LLC, which manages an equity fund focused on making investments in business and technology services. He previously served as a Managing Director and a partner with Baird Capital, a middle market private equity group, and led a team focused on the business and technology services sector from 2005 until the end of 2016. From 1996 to 2005, Mr. Mehl was a senior equity research analyst with Robert W. Baird & Company, covering various areas within the broader Business & Technology Services sector, including Staffing, IT Services, Consulting, Transaction Processing, and Business Process Outsourcing.
Mr. Mehl previously served on the Board of Directors of Workforce Insight LLC, which provides technology solutions and analytics around workforce optimization; Myelin Communications, which provides marketing and communications services for payer, provider, medical, financial and wealth management organizations; Vitalyst LLC, which provides employee software coaching and information technology services; MedData, LLC, now a subsidiary of MEDNAX, which provides healthcare revenue cycle management and patient engagement services for health systems and physician groups; American Auto Auction, LLC, which provides online and onsite automobile re-marketing services for dealers and financial institutions; Accume Partners, Inc, which provides finance and accounting services, largely for banks; and Harris Research Inc., which, through its operating subsidiaries, provides carpet and upholstery cleaning services and wood restoration services. Mr. Mehl has previously served on the investment committee for several funds, and has expertise analyzing, acquiring and selling businesses.
In addition to his service as a Director of Kforce, Mr. Mehl will also serve on the Board’s Corporate Governance Committee, effective immediately. He will participate in the standard director compensation arrangements applicable to Kforce’s non-employee directors as described in the Proxy Statement filed with the Securities and Exchange Commission on March 18, 2016 except that his compensation will be prorated to reflect his service dates and in lieu of an award of restricted stock, Mr. Mehl will receive a cash payment of $25,000.
Other than the compensation from Kforce set forth in the preceding paragraph, no arrangement or understanding exists between Mr. Mehl and any other persons, pursuant to which he was appointed as a director of Kforce. In addition, there are no transactions or proposed transactions, to which Kforce is a party, or intended to be a party, in which Mr. Mehl has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kforce Inc.
(Registrant)

Date: January 11, 2017	By:	/s/ DAVID M. KELLY
David M. Kelly
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: January 11, 2017	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman
Senior Vice President, Finance & Accounting
(Principal Accounting Officer)